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                                                                   Exhibit 10.49


                                                                October 10, 2002

VIA FACSIMILE: (212) 396 2388

Mr. Arthur Becker
Vice Chairman
ClearBlue Technologies Inc.

Dear Mr. Becker:

     In connection with the Notes and Note Purchase Agreement by and among NaviSite, Inc. (the "Company"), Compaq Financial Services Corporation ("CFS") and CMGI, Inc., dated as of October 29, 2001 and transferred to ClearBlue Finance, Inc. ("ClearBlue") on or about September 11, 2002 (the "Agreements"), and the transactions contemplated thereby, this letter confirms your agreement, and the agreement of ClearBlue, that (i) acknowledging that the Company's common stock was delisted from the Nasdaq National Market to the Nasdaq SmallCap Market, the Company may, at its election, continue to pay the amount of Interest due on any Interest Payment Date through and including the Interest Payment Date in September 2002 in shares of the Company's common stock. Capitalized terms used in this letter agreement and not otherwise defined shall have the meanings ascribed to them in the Agreement and in each 12% Convertible, Senior, Secured Note of the Company, dated November 8, 2001, payable to ClearBlue, and (ii) if the Company was at any time deemed by ClearBlue to be in Default under the Agreement with respect to any payments of interest or principal under the Notes or the timeliness of such payments, the Company is, as of the date hereof, not in Default under the Agreements. Capitalized terms used in this letter agreement and not otherwise defined shall have the meanings ascribed to them in the Agreement.

     If you have any questions with respect to this letter agreement, please contact Joe Suyemoto or me at (978) 946-7938. Please acknowledge your receipt of this letter agreement and your agreement to and acknowledgement of this letter agreement by signing the enclosed copy in the place indicated below and returning it to me via facsimile at your earliest convenience.

                                          Very truly yours,

                                          /s/ Kevin H. Lo
                                          ----------------------------
                                          Kevin H. Lo
                                          CFO

cc: Guy Molinari, Esq., Heller Ehrman

Acknowledged by:

/s/ Arthur Becker
--------------------------
Arthur Becker
Date: 10/11/02